UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 30, 2006
Avanir Pharmaceuticals
(Exact name of registrant as specified in its charter)

California	001-15803	33-0314804

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 858-622-5200
Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURE

Item 8.01 Other Events.
     On October 30, 2006, Avanir Pharmaceuticals received an approvable letter from the U.S. Food and Drug Administration (“FDA”) for Zenvia™ (formerly referred to as Neurodex™) for the treatment of involuntary emotional expression disorder (“IEED”). The Company submitted a new drug application (“NDA”) in January 2006, seeking to market Zenvia for the treatment of IEED in patients with neurologic diseases and brain injuries. The communication from the FDA indicates that AVANIR’s application is approvable, subject to the FDA and AVANIR reaching agreement on what additional safety and efficacy data will be required. In accordance with FDA procedures, the Company anticipates scheduling a meeting with the agency to discuss the approvable letter. Until the Company is able to meet with the agency, it can not comment on the specifics of the approvable requirements. Additionally, the Company cannot be certain once it has met with the FDA that it will choose to continue with the development of Zenvia as previously planned. On October 31, 2006, the Company issued a press release announcing the receipt of the approvable letter from the FDA.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: October 31, 2006

AVANIR PHARMACEUTICALS
By:	/s/ Eric K. Brandt
Eric K. Brandt
President and Chief Executive Officer